Exhibit r.3
INVESTAMERICA INVESTMENT ADVISORS, INC.

INVESTMENT ADVISOR CODE OF ETHICS

AND

INSIDER TRADING POLICY

General

InvestAmerica Investment Advisors, Inc. (the “Adviser,” “we,” or “us”) seeks to foster a reputation for integrity and professionalism.  That reputation is a vital business asset.  The confidence and trust placed in us by MACC Private Equities, Inc. (“Private Equities”), MorAmerica Capital Corporation (“MorAmerica,” and together with Private Equities, “MACC”) and other venture capital funds advised by us (each, a “Venture Company”) is something that is highly valued and must be protected.  As a result, any activity that creates even the suspicion of misuse of material non-public information by the Adviser or any of our employees, which gives rise to or appears to give rise to any breach of fiduciary duty owed to our Venture Companies, or which creates any actual or potential conflict of interest between any Venture Company and the Adviser or any of our employees or even the appearance of any conflict of interest must be avoided and is prohibited.  At the same time, we believe that individual investment activities by our officers and employees should not be unduly prohibited or discouraged.

Rule 204A-1 (the “Rule”) under the Investment Advisers Act of 1940, as amended (the “Advisers Act”), requires that the Adviser adopt a code of ethics setting forth standards of conduct for us and our employees.  In addition, Rule 17j-1, under the Investment Company Act of 1940, as amended (the “Investment  Company Act”), requires that the Adviser adopt a code of ethics containing provisions reasonably necessary to prevent access persons (as defined in Rule 17j-1 of the Investment Company Act) from engaging in any act, practice or course of business prohibited by Rule 17j-1.  Accordingly, this Code of Ethics and Insider Trading Policy (the “Code”) has been adopted to ensure that those who are responsible for developing or implementing our investment advice or who pass such advice on to our Venture Companies will not be able to act thereon to the disadvantage of our Venture Companies.  The Code does not purport comprehensively to cover all types of conduct or transactions which may be prohibited or regulated by the laws and regulations applicable to Adviser and persons connected with it.  It is the responsibility of each employee to conduct personal securities transactions in a manner that does not interfere with the transactions of our Venture Companies or otherwise take unfair advantage of such Venture Companies, and to understand the various laws applicable to such employee.  Likewise, it is the responsibility of each employee to report any violations of this Code promptly to the Chief Compliance Officer.

Insider Group

The Insider Group shall consist of all officers, directors, and employees of the Adviser, as well as the immediate family members (spouses, parents, grandparents, children, siblings) of each of the foregoing classes of persons who share the same household with the officer, director or employee.

Access Persons

An Access Person is (1) any supervised person (as defined by Section 202 of the Advisers Act) (A) who has access to nonpublic information regarding any Venture Companies’ purchase or sale of securities, or nonpublic information regarding the portfolio holdings of any reportable fund (as defined by the Rule) or (B) who is involved in making securities recommendations to clients, or who has access to such recommendations that are nonpublic; and (2) all directors, officers and partners of the Adviser.

Control Person Group

The Control Person Group shall consist of all present and future employees, directors, officers, and shareholders who own at least five percent of the outstanding common stock (“Five-Percent Shareholders”).

Compliance with Laws and Regulations

Each member of the Insider Group must comply with all applicable Federal Securities Laws.  For the purposes of this Code, “Federal Securities Laws” means the Securities Act of 1933, the Securities Exchange Act of 1934, the Sarbanes-Oxley Act of 2002, the Investment Company Act, the Advisers Act, Title V of the Gramm-Leach-Bliley Act, the Bank Secrecy Act as it applies to investment companies registered under the Investment Company Act and investment advisers, each as may be amended or supplemented, and any rules adopted thereunder by the Securities and Exchange Commission or the Department of the Treasury, as applicable.  Without limiting the generality of the foregoing, members of the Insider Group shall not, directly or indirectly, in connection with the purchase or sale of a security held or to be acquired by a Venture Company:

(a)	Defraud any Venture Company in any manner;

(b)	Mislead any Venture Company, including by making a statement that omits material facts;

(c)	Engage in any act, practice or course of conduct which operates or would operate as a fraud or deceit upon any Venture Company;

(d)	Engage in any manipulative practice with respect to any Venture Company; or

(e)	Engage in any manipulative practice with respect to securities, including price manipulation.

All Personal Trading

Each Access Person must provide to the Adviser’s Chief Compliance Officer:

1.	Initial Holdings Report

Not later than 10 days after he or she becomes an Access Person, a report listing:  (a) the title, type of security, the exchange ticker or CUSIP number (as applicable), the number of shares and principal amount of each security beneficially owned either directly or indirectly, (b) the name of any broker, dealer or bank with whom such person maintained an account in which any securities were held for the direct or indirect benefit of such person, and (c) the date the report is submitted by such person.  The information contained in the Initial Holdings Report must be current as of a date no more than 45 days prior to the date the person became an Access Person.  The Initial Holdings Report may be in the form attached hereto as Exhibit A.

2.	Quarterly Transaction Report

Not later than 30 days after the end of each calendar quarter, a report listing:

(a)	All personal transactions in securities of any issuer in which the person had any direct or indirect beneficial ownership.

The report shall include:  (1) the date of the transaction, the title, the exchange ticker symbol or CUSIP number, as applicable, the interest rate and maturity date (if applicable), the number of shares and the principal amount of each security involved; (2) the nature of the transaction (i.e., purchase, sale or any other type of acquisition or disposition); (3) the price of the security in which the transaction was effected; (4) the name of the broker, dealer or bank with or through which the transaction was effected; and (5) the date that the report is submitted by such person; or

(b)	Any account established by the person in which any securities were held during the quarter for the direct or indirect benefit of the person.

The report shall include:  (1) the name of the broker, dealer or bank with whom the person established the account; (2) the date the account was established; and (3) the date that the report is submitted by the person.

The Quarterly Transaction Report may be in the form attached hereto as Exhibit B.

3.	Annual Holdings Report

Not later than 30 days after the end of each calendar year a report (with information which is current no more than 45 days before the report is submitted) listing:  (a)  the title, type of security, the exchange ticker or CUSIP number (as applicable), the number of shares and principal amount of each security in which the person had any direct or indirect beneficial ownership; (b) the name of any broker, dealer or bank with whom the person maintains an account in which any securities are held for the direct or indirect benefit of the person; and (c) the date that the report is submitted by the person.  The Annual Holdings Report may be in the form attached hereto as Exhibit C.

Any Access Person who has not transacted in securities during any calendar quarter shall submit a written statement, signed by such person, that such person has not engaged in any securities transactions during the prior calendar quarter.  Quarterly Transaction Reports may consist of brokers’ confirmations or brokers’ account statements if the Chief Compliance Officer receives the confirmations or statements within 30 days after the end of the applicable calendar quarter and all of the confirmations or account statements include all of the information required by paragraph 2 above.  No Access Person is required to report transactions effected pursuant to any program, including a dividend reinvestment plan, in which regular periodic purchases (or withdrawals) are made automatically in (or from) investment accounts in accordance with a predetermined schedule and allocation.  The Chief Compliance Officer shall be responsible for notifying Access Persons of their responsibilities under this Code and reviewing all Initial Holdings Reports, Quarterly Transaction Reports and Annual Holdings Reports submitted by Access Persons; provided, however, that the Executive Vice President and Treasurer of the Adviser shall review all such reports submitted by the Chief Compliance Officer.  For the purposes of this Code, a person is deemed to execute a transaction in a security if the person has a direct or indirect beneficial interest in the underlying security that is bought, sold, or otherwise transferred.  However:

1.	Securities transactions over which the Access Person has no direct or indirect influence or control need not be reported; and

2.
Transactions in securities that are direct obligations of the United States Government; bankers’ acceptances, bank certificates of deposit, commercial paper and high quality short-term debt instruments, including repurchase agreements; shares issued by money market funds; shares issued by registered open-end investment companies (other than a Venture Company); or shares issued by unit investment trusts that are invested exclusively in one or more open-end funds, none of which are Venture Companies, need not be reported.

Trading in Stock of Private Equities

Members of the Insider Group may buy, sell, or otherwise transfer shares of Private Equities’ stock under the following conditions:

1.	Trades of Private Equities’ common stock may be effected only during the period during which trading is permitted under the MACC Investment Company Code of Ethics and Insider Trading Policy.

2.
All members of the Insider Group who are officers or directors or greater-than 10% shareholders of Private Equities must file with the Securities and Exchange Commission their Statements of Changes of Beneficial Ownership of Securities on Form 4 within two (2) business days after any transaction in the Private Equities’ stock has been executed.  Although the legal obligation to file such statements on Form 4 remains the personal responsibility of the officers and directors, outside counsel to the Adviser shall assist in the preparation of Form 4s, upon request.

Trading in the Securities of Other Issuers

The following restrictions shall apply to transactions in the securities of other issuers:

1.
Access Persons are prohibited from acquiring any direct or indirect beneficial interest in any securities in an offering that is either an initial public offering or is exempt from registration under the Securities Act of 1933 pursuant to Section 4(2) or 4(6) thereof, or pursuant to Rules 504, 505 or 506 thereunder, unless the Chief Compliance Officer and Audit Committees of the Venture Companies first approve the transaction in writing.  Consideration will be given to whether or not the opportunity should be reserved for the Venture Companies.  Such proposed investments shall be approved on a case-by-case basis and approval may be appropriate when it is clear that conflicts are very unlikely to arise due to the nature of the opportunity for investment in the initial public offering or private offering.  The Adviser will retain a record of each approval and the rationale supporting the approval.

2.	Access Persons who are portfolio managers are prohibited from executing a transaction in a security within seven calendar days before or after a Venture Company trades in that security.

3.
All members of the Insider Group are prohibited from acquiring any direct or indirect pecuniary interest in securities of an issuer any of whose securities are held by a Venture Company unless the Venture Company’s Board of Directors and the Adviser’s Board of Directors first approve the transaction in writing. The Adviser will retain a record of each approval and the rationale supporting the approval.

Transactions with MACC

No member of the Insider Group or of the Control Person Group, without the prior written approval of the Audit Committees of MACC and after consultation with outside counsel, shall knowingly participate in any of the following transactions:

1.	Sales of securities or of other property to MACC or to downstream affiliates of MACC;

2.	Purchases of securities or of other property from MACC or from downstream affiliates of MACC;

3.	Borrowings of money or of other property from MACC or from downstream affiliates of MACC; or

4.
Plans, contracts, or other understandings in which the member of the Insider Group or of the Control Person Group and MACC or from downstream affiliates of MACC are joint, or joint and several, participants, or share in the profits of such plan, contract, or other understanding.

Members of the Insider Group and of the Control Person Group may apply to the Audit Committees of MACC to engage in one of the foregoing transactions. The Adviser will retain a record of each approval and the rationale supporting the approval.

Short Swing Profits

No member of the Insider Group or the Control Person Group who is a director, officer or greater-than-10% shareholder of Private Equities shall purchase and sell or sell and purchase any equity security of Private Equities within any period of less than six months.

Disclosure of Material Non-Public Information

All members of the Insider Group recognize that as such they may become aware of information which is or may be deemed to be material with respect to a decision to invest in shares of Private Equities’ stock and which is not generally known or available to the public.  In addition, the Insider Group members acknowledge that any selective disclosure of tipping of such material non-public information to any other person could damage the market for shares of Private Equities’ stock, would be breach of such member’s duty of loyalty to the Adviser and Private Equities, and may be grounds for immediate removal from all positions with the Adviser and MACC.  Consistent with the federal securities laws and the rules and regulations of the Securities and Exchange Commission, no member of the Insider Group shall exchange in any such selective disclosure of tipping of material non-public information.  All members of the Insider Group shall take all reasonable tips to prevent inadvertent violations of this rule.

Administration of Code

The Chief Compliance Officer shall be responsible for all aspects of administering this Code and for all interpretative issues arising under the Code.  The Adviser shall be responsible for providing all members of the Insider Group and all supervised persons (as defined by Section 202 of the Advisers Act) with a copy of this Code and all amendments, and each member of the Insider Group and each supervised person shall provide the Adviser with a written acknowledgment of his or her receipt of the Code and any such amendments.  The Chief Compliance Officer is responsible for considering any requests for exceptions to, or exemptions from, the Code (e.g., due to personal financial hardship).  Any exceptions to, or exemptions from, the Code shall be subject to such additional procedures, reviews and reporting as may be deemed appropriate by the Chief Compliance Officer, and shall be reported to the Board of the Adviser at the next regular meeting.  The Chief Compliance Officer will take whatever action he deems necessary with respect to any officer, member of the Board or employee of the Adviser who violates any provision of this Code.

Records

The Chief Compliance Officer of the Adviser shall maintain at the principal place of business of the Adviser the following:

1.	A copy of each Code that is in effect, or at any time within the past five years was in effect in an easily accessible place.

2.
A record of any violation of the Code, and any action taken as a result of the violation, for at least five years after the end of the fiscal year in which the violation occurred in an easily accessible place.

3.
Records of the Initial Holdings Reports, Quarterly Transaction Reports and Annual Holdings Reports (including any information provided in lieu of such reports) submitted by Access Persons for at least five years after the end of the fiscal year in which the report was made or the information is provided in an easily accessible place.

4.
Record of names of persons who are currently, or within the past five years, Access Persons or responsible for reviewing Initial Holding Reports, Quarterly Transaction Reports and Annual Holding Reports in an easily accessible place.

5.
Copies of all approvals of transactions (and the reasons supporting the approval) by a member of the Insider Group that required pre-approval by the Board of the Adviser or a Venture Company for five years after the end of the fiscal year in which the approval was granted in an easily accessible place.

6.	A copy of each written report delivered to any Venture Company’s Board for five years after it was made in an easily accessible place.

In addition, pursuant to Rule 206(4)-7 of the Advisers Act, the Board of the Adviser shall annually review the adequacy of the policies and procedures established by the Adviser that were designed to prevent violations of the Advisers Act and the rules promulgated thereunder by the Adviser and its supervised persons and the effectiveness of the implementation of such policies and procedures.

Review

The effectiveness of this Code shall be reviewed annually by the Boards of MACC.  The Adviser shall deliver a written report that (i) describes any issues that arose during the previous year under this Code, (ii) describes any material violations of this Code and sanctions imposed in response to those violations, and (iii) certifies the procedures that have been adopted are reasonably necessary to prevent the Adviser’s Access Persons (as that term is defined in Rule 17j-1 under the Investment Company Act of 1940, as amended) from violating this Code.  The written report may be in the form attached hereto as Exhibit D.

Approval and Amendments

This Code and any material amendments hereto must be approved by the Board of Directors of the Adviser and the Boards of Directors of MACC, including a majority of the independent directors of MACC.  The approvals will be based on the determination that these Code provisions are reasonably necessary to prevent Access Persons from engaging in unlawful conduct which is deceptive, fraudulent, misleading or manipulative in respect to the Venture Companies.  Neither this Code nor any material amendment hereto shall become effective unless approved by a majority of the independent directors of MACC within six months after the approval thereof by the Adviser’s Board.

Applicable Securities Laws

This Code was adopted pursuant to the following laws and regulations:

Section 17(j) of the Investment Company Act;

Rule 17j-1 promulgated under the Investment Company Act;

Section 38 of the Investment Company Act;

Rule 38a-1 promulgated under the Investment Company Act;

Rule 204A-1 promulgated under the Advisers Act;

Rule 206(4)-7 promulgated under the Advisers Act;

Section 16 of the Securities Exchange Act of 1934 (the “Exchange Act”) and the regulations promulgated thereunder;

Section 10(b) of the Exchange Act; and

Rule 10b-5 promulgated under the Exchange Act.

Adopted by the Board of Directors, as amended,
October 1, 2004

EXHIBIT A

INVESTAMERICA INVESTMENT ADVISORS, INC.

SECURITY TRANSACTION REPORT

INITIAL HOLDINGS REPORT

Instructions

1.
On the attached chart, list the title and type of security, and as applicable the exchange ticker symbol or CUSIP number, number of shares and principal amount of each security (other than Exempt Securities1) (“Covered Securities”) in which you may be deemed to have Beneficial Ownership as of a date that is no more than forty-five (45) days prior to you becoming an Access Person.  You are deemed to have Beneficial Ownership of accounts of your immediate family members.  You may exclude any of such accounts from this report, however, if you have no direct or indirect influence or control over those accounts.

2.
On the attached chart, list the name of any broker, dealer or bank with whom you maintained an account in which any securities were held for your direct or indirect benefit as of the date you became an Access Person.

__________________________
1 Exempt Securities are defined as:  (1) direct obligations of the Government of the United States; (2) banker’s acceptances, bank certificate of deposit, commercial paper and high quality short-term debt instruments, including repurchase agreements; and (3) shares issued by open-end funds.

Title and Type of Security (including the exchange ticker symbol or CUSIP number)	Number of Shares or Principal Amount

I maintain the following accounts with a broker, dealer or bank:

Broker, Dealer or Bank	Account Number

Certifications:

I hereby certify that:

1.	The information provided above is correct.

2.	This report excludes transactions with respect to which I had no direct or indirect influence or control.

Date:

Signature:

Name:

EXHIBIT B

INVESTAMERICA INVESTMENT ADVISORS, INC.

SECURITY TRANSACTION REPORT

Quarterly Transaction Report
Instructions

1.
On the attached chart, please list each transaction during the calendar quarter in any security (other than Exempt Securities3) (“Covered Securities”) in which you may be deemed to have Beneficial Ownership as of the date indicated above.  You are deemed to have Beneficial Ownership of accounts of your immediate family members.  You may exclude any of such accounts from this report, however, if you have no direct or indirect influence or control over those accounts.

2.	On the attached chart, list the name of any broker, dealer or bank with which you established any account in which securities were held during the calendar quarter for you direct or indirect benefit.

3.
You need not report any transactions effected pursuant to an Automatic Investment Plan (as defined in Rule 204A-1 of the Investment Advisers Act of 1940).  In addition, you do not need to complete the attached chart if the report would duplicate information contained in broker trade confirmations or account statements received by the Chief Compliance Officer so long as the confirmations or statements are received within 30 days after the end of the calendar quarter and contain the information required by this report.

__________________________
1 Exempt Securities are defined as:  (1) direct obligations of the Government of the United States; (2) banker’s acceptances, bank certificate of deposit, commercial paper and high quality short-term debt instruments, including repurchase agreements; and (3) shares issued by open-end funds.

Date of Transaction	Title of Security[2] (including as applicable the exchange ticker symbol or CUSIP number)	Number of Shares and the Principal Amount of Each Security	Nature of Transaction (i.e. purchase or sale or other type of acquisition or disposition)	Price of the Security at which the Transaction was Effected	Name of Broker, Dealer or Bank with or Through Which the Transaction was Effected

I have established the following accounts with a broker, dealer or bank:

Broker, Dealer or Bank	Date Established

___________	I have transmitted to the Chief Compliance Officer of InvestAmerica Investment Advisors, Inc. broker trade confirmations or account statements containing all of the information required above.

___________	I have not engaged in any securities transactions during the calendar quarter.
Certifications:

I hereby certify that:

1.	The information provided above is correct.

2.	This report excludes transactions with respect to which I had no direct or indirect influence or control.

Date:

Signature:

Name:

__________________________
2 Including interest rate and maturity, if applicable.

EXHIBIT C

INVESTAMERICA INVESTMENT ADVISORS, INC.

SECURITY TRANSACTION REPORT

ANNUAL HOLDINGS REPORT

Instructions

1.
On the attached chart, list the title and type of security, and as applicable the exchange ticker symbol or CUSIP number, number of shares and principal amount of each security (other than Exempt Securities1) (“Covered Securities”) in which you may be deemed to have Beneficial Ownership as of a date that is no more than forty-five (45) days prior to the date of this Report.  You are deemed to have Beneficial Ownership of accounts of your immediate family members.  You may exclude any of such accounts from this report, however, if you have no direct or indirect influence or control over those accounts.

2.
On the attached chart, list the name of any broker, dealer or bank with whom you maintained an account in which any securities were held for your direct or indirect benefit as of the date you became an Access Person.

__________________________
1 Exempt Securities are defined as:  (1) direct obligations of the Government of the United States; (2) banker’s acceptances, bank certificate of deposit, commercial paper and high quality short-term debt instruments, including repurchase agreements; and (3) shares issued by open-end funds.

Title and Type of Security (including the exchange ticker symbol or CUSIP number)	Number of Shares or Principal Amount

I maintain the following accounts with a broker, dealer or bank:

Broker, Dealer or Bank	Account Number

Certifications:

I hereby certify that:

1.	The information provided above is correct.

2.	This report excludes transactions with respect to which I had no direct or indirect influence or control.

Date:

Signature:

Name:

EXHIBIT D

ANNUAL REPORT

Pursuant to the terms of the Investment Company Code of Ethics and Insider Trading Policy (the “Policy”) of MACC Private Equities Inc. (“MACC”) and MorAmerica Capital Corporation (“MorAmerica”), the management of  MACC, MorAmerica, Atlas Management Partners, LLC (“Atlas”) and InvestAmerica Investment Advisors, Inc. (“IAI;” and together with Atlas, the Advisors”) delivers its annual report on compliance with the terms and conditions of the Policy during fiscal year ____.  All terms used but not defined herein shall have their respective meanings assigned in the Policy.

1.
There were no issues under, or material notations of, the Policy or the Investment Advisor Code of Ethics and Insider Trading Policy adopted by the Advisors since the last report to the Audit Committee.  [If there were any issues, this section should describe the issue including any information about material violations of the policies and the sanctions imposed in response to the material violations. ]

2.
MACC, MorAmerica, and the Investment Advisors have each adopted procedures reasonably necessary to prevent Access Persons (as defined in Rule 17j-1 under the Investment Company Act) from violating the Policy.

MACC Private Equities Inc.

[Name, Title]

MorAmerica Capital Corporation

[Name, Title]

Atlas Management Partners, LLC

[Name, Title]

InvestAmerica Investment Advisors, Inc.

[Name, Title]